   As filed with the Securities and Exchange Commission on September 24, 1999

                                               REGISTRATION NO. 333-____________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                            ----------------------

                             ARTIFICIAL LIFE, INC.
            (Exact name of registrant as specified in its charter)

               DELAWARE                                   04-3253298
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                   Identification No.)

                         Four Copley Place, Suite 102
                         Boston, Massachusetts   02116
              (Address of Principal Executive Offices)(Zip code)

               ARTIFICIAL LIFE, INC. 1998 EQUITY INCENTIVE PLAN
                           (Full title of the plan)

                              Eberhard Schneburg
                               President and CEO
                             ARTIFICIAL LIFE, INC.
                         Four Copley Place, Suite 102
                         Boston, Massachusetts   02116
                                (617) 266-5542
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ----------------------


                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                             Proposed
        Title of                     Amount to be            maximum                 Amount of
securities to be registered         registered (1)           aggregate             registration fee
                                                          offering price (2)
-----------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value       2,700,000             $30,723,373.89           $9,064.00
=====================================================================================================

(1) The number of shares of common stock, par value $0.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the Artificial Life, Inc. 1998 Equity Incentive Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of said Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) as of a date (September 22, 1999) within 5 business days prior to filing this Registration Statement.

================================================================================

                               EXPLANATORY NOTE
                               ----------------

     As permitted by the rules of the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
-------------------------------------------------------

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Commission on March 31, 1999.

     (b)  (i)    The Registrant's Quarterly Report on Form 10-Q for the
quarter ended March 31, 1999, as filed with the Commission on May 17, 1999.

          (ii) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, as filed with the Commission on August 13, 1999.

     (c) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A, filed under the Securities Exchange Act of 1934 on November 18, 1998, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such reports and documents (such documents and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained herein or in an Incorporated Document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.
---------------------------------

     Not applicable.

Item 5. Interests of Named Experts and Counsel.
----------------------------------------------

     The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Members and certain affiliates of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. own options to purchase an aggregate of approximately 100,000 shares of Common Stock of the Company, which options are immediately exercisable. These shares are subject to lock-up agreements which terminate on December 17, 1999.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

         The Registrant's Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the Registrant shall indemnify to the fullest extent authorized by the Delaware General Corporation Law ("DGCL"), each person who is involved in any litigation or other proceeding because such person is or was director or officer of the Registrant or is or was serving as an officer or director of another entity at the request of the Registrant, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Certificate of Incorporation provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to the Registrant of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification. If the Registrant does not pay a proper claim for indemnification in full within 60 days after a written claim for such indemnification is received by the Registrant, the Certificate of Incorporation and the Registrant's Bylaws authorize the claimant to bring an action against the Registrant and prescribe what constitutes a defense to such action.

         Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expense (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by an director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Pursuant to Section 102(b)(7) of the DGCL, Article Tenth of the Certificate of Incorporation eliminates the liability of a director to the Registrant or its stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.

         The Registrant intends to obtain insurance policies insuring the directors and officers of the Registrant against certain liabilities that they may incur in their capacity as directors and officers. Under such policies, the insurers, on behalf of the Registrant, may also pay amounts for which the Registrant has granted indemnification to the directors or officers.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

         Not applicable.

Item 8.  Exhibits.
-----------------

         (4.1) Form of Common Stock Certificate (Incorporated herein by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-1, as amended, No. 333-64619).

         (4.2) Restated Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, as amended, No. 333-64619).

         (4.3)    Restated By-Laws (Incorporated herein by reference to Exhibit
                  3.4 to Registrant's Registration Statement on Form S-1, as amended, No. 333-64619).

         (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

         (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

         (23.2)   Consent of Wolf & Company, P.C.

         (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

         (99.1) 1998 Equity Incentive Plan (Incorporated herein by reference to Exhibit 10.10 to Registrant's Registration Statement on Form S-1, as amended, No. 333-64619).

Item 9.  Undertakings.
---------------------

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%
               change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on September 23, 1999.

                                    ARTIFICIAL LIFE, INC.

                                    By   /s/  Eberhard Schoneburg
                                      -------------------------------------
                                      Eberhard Schoneburg
                                      President and Chief Executive Officer

     Each person whose signature appears below constitutes and appoints Eberhard Schoneburg and Robert Pantano, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Artificial Life, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signatures                        Title                        Date
         ----------                        -----                        ----
/s/  Eberhard Schoneburg    President, Chief Executive Officer   September 23, 1999
--------------------------  and Director
Eberhard Schoneburg

/s/ Robert Pantano          Chief Financial Officer              September 23, 1999
--------------------------
Robert Pantano

/s/ Bruno Gabriel           Director                             September 23, 1999
--------------------------
Bruno Gabriel

/s/ Elmar Wohlgensinger     Director                             September 23, 1999
--------------------------
Elmar Wohlgensinger

/s/ Hartmut Bergmann        Director                             September 23, 1999
--------------------------
Hartmut Bergmann

                             ARTIFICIAL LIFE, INC.

                         INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT


     (4.1) Form of Common Stock Certificate (Incorporated herein by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-1, as amended, No. 333-64619).

     (4.2) Restated Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, as amended, No. 333-64619).

     (4.3) Restated By-Laws (Incorporated herein by reference to Exhibit 3.4 to Registrant's Registration Statement on Form S-1, as amended, No. 333-64619).

     (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

     (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

     (23.2)    Consent of Wolf & Company, P.C.

     (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

     (99.1)    1998 Equity Incentive Plan (Incorporated herein by reference to
               Exhibit 10.10 to Registrant's Registration Statement on Form S-1, as amended, No. 333-64619).